Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement: Issuer: Name and Ticker or Trading Symbol:	July 27, 2011 SS&C Technologies Holdings, Inc. [SSNC]
Designated Filer:	TCG Holdings, LLC
Other Joint Filers:	Carlyle Partners IV L.P. CP IV Coinvestment, L.P. TC Group IV, L.P. TC Group IV Managing GP, L.L.C. TC Group, L.L.C.

Addresses:	The address of the principal business and principal office of each of Carlyle Partners IV L.P., CP IV Coinvestment, L.P., TC Group IV, L.P. TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, LLC is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004-2505.

Signatures:

Dated: July 27, 2011

CARLYLE PARTNERS IV L.P.

By: TC Group IV, L.P., its General Partner
By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director

CP IV COINVESTMENT, L.P.

By: TC Group IV, L.P., its General Partner
By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP IV, L.P.

By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP IV MANAGING GP, L.L.C.

By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP, L.L.C.

By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director